SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549



                             FORM 8-K



                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  JANUARY 22, 1997


                  THE STROBER ORGANIZATION, INC.
      (Exact Name of Registrant as specified in its charter)


     DELAWARE                  0-15339                 11-2822910
(State or other jurisdiction  Commission          IRS Employer
     of incorporation)        File Number         Identification No.


PIER 3, FURMAN STREET, BROOKLYN, NEW YORK         11201
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code(718) 875-9700


550 HAMILTON AVENUE, BROOKLYN, NEW YORK, 11232
(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS. On January 22, 1997, the Registrant issued a Press Release, the text of which is attached hereto as Exhibit 20.


ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.



(c)   EXHIBITS

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EXHIBIT                                                                          PAGE WHERE
NUMBER                                  DESCRIPTION                              LOCATED
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   20                                   Press Release dated                          5
                                        January 22, 1997
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

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           THE STROBER ORGANIZATION, INC.



                           By: /S/ DAVID J. POLISHOOK
			      ------------------------------------------
                              DAVID J. POLISHOOK, Chief Financial Officer

                    THE STROBER ORGANIZATION, INC.

                                 EXHIBIT INDEX
                                      TO
                            FORM 8-K CURRENT REPORT




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EXHIBIT                                                                          PAGE WHERE
NUMBER                                  DESCRIPTION                              LOCATED
   20                                   Press Release dated                          5
                                        January 22, 1997
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
                                  EXHIBIT 20

                 Press Release dated Janaury 22, 1997

                         FOR IMMEDIATE RELEASE

     PIER 3 LITIGATION DISMISSED AGAINST THE STROBER ORGANIZATION
           AND THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY


     Brooklyn, New York, January 22, 1997 - THE STROBER ORGANIZATION, INC. (NASDAQ-STRB) today announced that the action filed against it entitled Brooklyn Bridge Park Coalition, Inc. v. Port Authority of New York and New Jersey and The Strober Organization, Inc. in the United States District Court, Eastern District of New York, CASE NO. CV. 96-3793 was dismissed by Judge Reena Raggi.

     On July 31, 1996, this action was commenced by the Brooklyn Bridge Park Coalition, a non-profit organization of approximately sixty civic associations seeking to prevent the Port Authority from leasing Pier 3 to a subsidiary of The Strober Organization, Inc. . The lease of the idle Pier 3 facility to Strober represented the investment of over $1.5 million of leasehold improvements, the retention of 54 Strober employees on the Brooklyn waterfront and revenue to the Port Authority of more than $8.5 million over the 10 year lease term.

     On August 20, 1996, Strober and the Port Authority filed a joint motion to dismiss all of the claims in the case. During the pendency of the motion, Strober completed its leasehold improvement project and commenced operations at the Pier 3 site.

     Judge Raggi's decision dismissed with prejudice all of the federal claims asserted by the plaintiff. The Court also noted that the Port Authority and Strober had made strong arguments for dismissing with prejudice the claims that were brought under state law, but the Court declined to exercise federal jurisdiction over those claims. Accordingly, the state law claims were dismissed without prejudice.

     As previously announced on Monday, November 11, 1996, Strober had entered into a definitive merger agreement with Hamilton Acquisition LLC which provides for all of Strober's common stock to be acquired for $6.00 per share, in cash, for an aggregate fully diluted purchase price of approximately $32 million. The Hamilton merger agreement contemplates completing the transaction in February or March 1997 and will not be affected by this dismissal in Strober's favor.

     Strober has been represented in both the Pier 3 litigation and in the Hamilton acquisition by the Newark based law firm of Sills Cummis Zuckerman Radin Tischman Epstein & Gross by Managing Partner Steve E. Gross, corporate partner Stanley U. North, III and litigation partners Mark S. Olinsky and Mark
E. Duckstein.

     The Port Authority was represented in the Pier 3 litigation by its in-house counsel Milton H. Pachter, Walter M. Frank and Timothy G. Stickelman.

     The Strober Organization, Inc. is a leading supplier of building materials to professional contractors from 11 centers in New York, New Jersey, Connecticut and Pennsylvania with 1995 revenues of $125,813,000.

     For more information contact:
     Strober Representative:          David J. Polishook
                                      Chief Financial Officer
                                      Tel: (718) 875-9700
                                      Fax: (718) 246-3075

     Port Authority Representative:   Allen M. Morrison
                                      Media Relations
                                      Tel: (212) 435-7847
                                      Fax: (212) 435-4032